UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2003

BioReliance Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-22879	52-1541583
(Commission File Number)	(IRS Employer Identification No.)

14920 Broschart Road
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 738-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit is furnished pursuant to Item 9:

99.1	Report and Accounts of Q-One Biotech Group Limited for the year ended March 31, 2003, prepared in accordance with accounting principles generally accepted in the United Kingdom and expressed in U.K. pounds Sterling.

Item 9. Regulation FD Disclosure

As previously disclosed, BioReliance Corporation completed the acquisition of Q-One Biotech Group Limited, a privately-held company based in Glasgow, Scotland (“Q-One Biotech”), on September 23, 2003. Q-One Biotech’s Report and Accounts for the year ended March 31, 2003 are furnished as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIORELIANCE CORPORATION

By:	/s/ John L. Coker
John L. Coker
Vice President, Finance and
Administrative & Chief Financial Officer

Date: November 19, 2003